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                                                                     EXHIBIT 4.2


          THIS SUPPLEMENTAL INDENTURE, dated as of May 16, 2001 (this "Supplemental Indenture"), is between COOPER CAMERON CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Bank One Trust Company, National Association (as successor to The First National Bank of Chicago), a national banking association (the "Trustee").

                            RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of the Indenture dated as of May 8, 1998, between the Company and the Trustee (as amended, the "Indenture").

          The Company wishes to issue a separate series of Securities pursuant to the Indenture to be designated the "Zero Coupon Convertible Senior Debentures due 2021" (the "Debentures").

          Concurrently herewith, the Company is issuing a series of Securities (as such term is defined in the Indenture) pursuant to the Indenture to be designated the "1.75% Convertible Senior Debentures due 2021."

          The Company desires to amend, and hereby directs the Trustee to enter into the amendment of, the Indenture by this Supplemental Indenture in order to add certain provisions to the Indenture to provide for the issuance of the Debentures.

          The Company has duly authorized the execution and delivery of this Supplemental Indenture and all other things necessary to make the Indenture, as hereby supplemented and amended, a valid indenture and agreement according to its terms have been done.

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                  ARTICLE ONE

                      TERMS AND ISSUANCE OF THE DEBENTURES

SECTION 101.  Designation of Debentures; Establishment of Form.

          There shall be a series of Securities designated "Zero Coupon Convertible Senior Debentures Due 2021" of the Company (the "Debentures"), and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may,
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consistently herewith, be determined by the officers of the Company executing such Debentures, as evidenced by their execution of the Debentures.

          The Debentures will initially be issued in permanent global form, substantially in the form set forth in Annex A hereto (the "Global Securities"). Each Global Security shall represent such of the Outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be reduced to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Debentures represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having the beneficial interest in the Global Security.

          The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Trustee to act as Paying Agent and Conversion Agent with respect to the Debentures.

SECTION 102.  Amount.

     (a) The Trustee shall authenticate and deliver Debentures for original issue in an aggregate Principal Amount of up to $320,756,000 upon Company Order for the authentication and delivery of Debentures, without any further action by the Company. The aggregate Principal Amount of Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 204, 304, 305, 306, 906, 1106, 1112, 1402
or 1406 of the Indenture.

     (b) The Company may not issue new Debentures to replace Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Fourteen.

SECTION 103.  Accrual of Original Issue Discount; Interest.

          The Debentures shall be Original Issue Discount Securities. Original Issue Discount shall accrue with respect to the Debentures at the rate set forth under the caption "Interest" in the Debentures, commencing on the Issue Date of the Debentures. Except as provided under the caption "Tax Event" in the Debentures and in Section 1406, there shall be no periodic payments of interest on the Debentures.

SECTION 104.  Denominations.

          The Debentures shall be in fully registered form without coupons in denominations of $1,000 of Principal Amount or any integral multiple thereof.

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SECTION 105.  Place of Payment.

          The Place of Payment for the Debentures and the place or places where the Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Debentures is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds to the accounts specified by the holder of such Debentures.

SECTION 106.  Redemption.

          (a) There shall be no sinking fund for the retirement of the Debentures.

          (b) The Company, at its option, may redeem the Debentures in accordance with the provisions of and at the Redemption Prices set forth under the captions "Optional Redemption" and "Notice of Redemption; Procedures" in the Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Eleven.

SECTION 107.  Conversion.

          The Debentures shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption "Conversion" in the Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Fourteen.

SECTION 108.  Maturity.

          The date on which the principal of the Debentures is payable, unless accelerated pursuant to the Indenture, shall be May 17, 2021.

SECTION 109.  Repurchase of Debenture.

          (a) The Company shall, at the option of the Holders thereof, repurchase the Debentures in accordance with the provisions and at the Purchase Prices set forth under the caption "Repurchase at the Option of the Holder; Repurchase at the Option of the Holder Upon a Fundamental Change" in the Debentures and in accordance with the provisions of the Indenture, including, without limitation, Section 1108.

          (b) The Company, at the option of the Holders thereof, shall repurchase the Debentures in accordance with the provisions of and at the Fundamental Change Purchase Prices set forth under the caption "Repurchase at the Option of the Holder; Repurchase at the Option of the Holder Upon a Fundamental Change" in the Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article Eleven.

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SECTION 110.  Amount Due Upon Event of Default.

          The portion of the principal amount specified in the terms of the Debentures as contemplated by Section 502 of the Indenture to be payable upon acceleration of maturity of the Debentures shall be the unpaid Issue Price plus accrued Original Issue Discount through the date of acceleration, if any (or, if the Debentures have been converted to interest-bearing Debentures pursuant to
Section 1406, the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the acceleration date).

SECTION 111.  Discharge of Liability on Debentures.

          Section 403 of the Indenture shall be applicable to the Debentures.

SECTION 112.  Other Terms of Debentures.

          Without limiting the foregoing provisions of this Article One, the terms of the Debentures shall be as set forth in the form of Debentures set forth in Annex A hereto and as provided in the Indenture.

                                  ARTICLE TWO

                          AMENDMENTS TO THE INDENTURE

     The amendments contained herein shall apply to Debentures only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the Debentures. These amendments shall be effective for so long as there remains Debentures Outstanding.

SECTION 201.  Definitions.

          The following terms and their respective meanings are hereby added to the Indenture at the end of Section 101 thereof with respect to the Debentures only:

                    "Beneficial Owner" has the meaning specified in Section 1109(a).

                    "Capital Stock" or "capital stock" of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of such Person's equity interest (however designated) issued by that Person.

                    "Cash" has the meaning specified in Section 1108(b).

                    "Common Stock" means any stock of any class of the Company (including, without limitation, the Company's common stock, par value $.01 per share) which has no preference

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          in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

                    "Company Notice Date" has the meaning specified in Section 1108(c).

                    "Conversion Date" has the meaning specified in Section 1402.

                    "Conversion Rate" has the meaning specified in Section 1401.

                    "Defaulted Interest" has the meaning specified in Section 1406(d).

                    "Distributed Securities" has the meaning specified in
          Section 1409(a).

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                    "Expiration Time" has the meaning specified in Section 1409(c).

                    "Fundamental Change" has the meaning specified in Section 1109(a).

                    "Fundamental Change Person" has the meaning specified in
          Section 1109(a).

                    "Fundamental Change Purchase Date" has the meaning specified in Section 1109(b).

                    "Fundamental Change Purchase Notice" has the meaning specified in Section 1109(c).

                    "Fundamental Change Purchase Price" has the meaning specified in Section 1109(b).

                    "Global Securities" has the meaning specified in Section
          101.

                    "Group" has the meaning specified in Section 1109(a).

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                    "Interest Payment Date" has the meaning specified in Section
          1406(a).

                    "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

                    "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is issued as set forth on the face of the Security.

                    "Market Price" has the meaning specified in Section 1108(d).

                    "Option Exercise Date" has the meaning specified in Section 1406(a).

                    "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount of the Security as set forth on the face of the Security. For purposes of this Indenture and the Securities, accrual of Original Issue Discount shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                    "Outstanding", when used with respect to Debentures, means, as of the date of determination, all Securities of such series theretofore authenticated and delivered under this Indenture, except:

                    (i) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                    (ii) Debentures for whose payment, repurchase or redemption money or Common Stock of the Company in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                    (iii)  Debentures which have been cancelled pursuant to
          Section 309 or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to

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          it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company; and

                    (iv) Debentures converted for Common Stock of the Company pursuant to Article Fourteen;

          provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

                    "Principal Amount" of a Debenture means the principal amount at maturity as set forth on the face of the Debenture.

                    "Purchase Date" has the meaning specified in Section
          1108(a).

                    "Purchase Price" has the meaning specified in Section
          1108(a).

                    "Purchase Notice" has the meaning specified in Section 1108(a).

                    "Purchased Shares" has the meaning specified in Section 1409(c).

                    "Redemption Date" means a date specified for redemption of the Securities (other than repurchase upon a Fundamental Change at the option of the Holder) in accordance with the terms of the Securities and Section 1101 of this Indenture.

                    "Registered Security" means any Security in the form established pursuant to Section 201 which is registered in the Security Register.

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                    "Regular Record Date" has the meaning specified in Section
          1406(a).

                    "Restated Principal Amount" has the meaning specified in
          Section 1406(a).

                    "Sale Price" has the meaning specified in Section 1108(d).

                    "Securities Act" means the Securities Act of 1933, as amended.

                    "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that interest, including Original Issue Discount, payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case, in whole or in part, by the Company (by reason of deferral, disallowance or otherwise) for United States Federal income tax purposes.

                    "Tax Event Date" has the meaning specified in Section
          1406(a).

                    "Tender Expiration Time" has the meaning specified in
          Section 1409(d).

                    "Tender Purchased Shares" has the meaning specified in
          Section 1409(d).

                    "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not quoted on the New York Stock Exchange, on The NASDAQ National Market, or if the applicable security is not listed on The NASDAQ National Market, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the principal other market on which the applicable security is then traded.

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                    "Trigger Event" has the meaning specified in Section 1420.

                    "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Fundamental Change.

                    "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other Persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

SECTION 202.  Registration, Registration of Transfer and Exchange.

          The Indenture shall be amended by replacing the seventh paragraph of
Section 305 with the following paragraph:

                    The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange or register a transfer of any Debenture or portions thereof in respect of which a Fundamental Change Purchase Notice or Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Debenture in part, the portion not to be purchased).

SECTION 203.  Mutilated, Destroyed, Lost and Stolen Securities.

          The Indenture shall be amended by replacing the third paragraph of
Section 306 with the following paragraph:

                    In case any such mutilated, destroyed, lost or stolen Security has or is about to become due and payable, or is about to be redeemed or purchased by the Company upon a Fundamental Change pursuant to Article Eleven or purchased by the Company on a Purchase Date pursuant to Section 1108, the Company in its

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          discretion may, instead of issuing a new Security, pay such Security.

SECTION 204.  Payment of Interest; Interest Rights Preserved.

          The Indenture shall be amended by inserting the following paragraph before the final paragraph in Section 307:

                    In the event the Company exercises its option pursuant to
          Section 1406, then in the case of any Debenture or portion thereof which is surrendered for conversion after the close of business on the Regular Record Date immediately preceding any Interest Payment Date and prior to the opening of business on such next succeeding Interest Payment Date (unless such Debenture or portion thereof which is being surrendered for conversion has been called for redemption on a Redemption Date within such period), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date; provided, however, that such payment of interest shall be subject to the payment to the Company by the Holder of such Debenture or portion thereof surrendered for conversion (such payment to accompany such surrender) of an amount equal to the amount of such interest, in accordance with Section 1402. Except as otherwise provided in the immediately preceding sentence, in the case of any Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such Debenture shall not be payable.

SECTION 205.  Satisfaction and Discharge of Indenture.

          The Indenture shall be amended by replacing the last paragraph of
Section 401 with the following paragraph:

                    Notwithstanding the satisfaction and discharge of this Indenture with respect to the Outstanding Securities of such series pursuant to this Section 401, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, except for a discharge pursuant to subclause (A) of clause (1) of this Section 401, the obligations of the Company under Sections 305, 306, 404, 610(e), 701, 1001, 1002 and 1108 and Articles Eleven and Fourteen and the obligations of the Trustee under Section 402 and the last paragraph of
          Section 1003 shall survive.

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SECTION 206.  Discharge of Liability on Securities of Any Series.

          The Indenture shall be amended by replacing the last paragraph of
Section 403 with the following paragraph:

                    Upon the satisfaction of the conditions set forth in this Section with respect to all the Outstanding Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company; provided that the Company shall not be discharged from (a) any payment obligations in respect of Securities of such series that are deemed not to be Outstanding under clause (iii) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law or (b) any obligations pursuant to Section 305, 306 or 1108 or Articles Eleven and Fourteen.

SECTION 207. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Section 508 of the Indenture shall be amended by replacing that section with the following:

          Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                    Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on the Stated Maturity or Maturities expressed in such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a repurchase, to receive the Purchase Price on the Purchase Date, or in the case of a Fundamental Change, to receive the Fundamental Change Purchase Price on the Fundamental Change Purchase Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION 208.  Consolidation, Merger and Sale.

          The Indenture shall be amended by inserting "and shall have provided for conversion rights in accordance with Section 1415" at the end of Section 801(1).

SECTION 209.  Supplemental Indentures Without Consent of Holders.

          Section 901 of the Indenture shall be amended by changing the period at the end thereof to "; or" and by inserting the following paragraph after such insertion:

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                    (9) to make provision with respect to the conversion rights, if any, to Holders of Debentures pursuant to the requirements of Article Fourteen hereof.

SECTION 210.  Supplemental Indenture with Consent of Holder.

          (a) Section 902 of the Indenture shall be amended by inserting "or adversely affect the right to convert any Debenture as provided in Article Fourteen, or adversely affect the right to require the Company to repurchase the Debentures as provided in Section 1108, or" at the end of Section 902(1).

          (b) Section 902 of the Indenture shall be further amended by replacing the period (.) at the end of Section 902(3) with ", or" and inserting the following after the end of Section 902(3):

                    (4) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Security; or

                    (5) impair the right to institute suit for payment under, or conversion of, the Debentures; or

                    (6) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in the Indenture.

SECTION 211.  Maintenance of Office or Agency.

          The first paragraph of Section 1002 of the Indenture is amended by changing the first sentence thereof to read in its entirety as follows:

                    The Company will maintain in each Place of Payment for the Debentures an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange, where Debentures may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.


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SECTION 212.  Redemption.

          The following is hereby added to the Indenture, replacing the existing Article Eleven of the Indenture, with respect to the Debentures only:

                                 ARTICLE ELEVEN


                            REDEMPTION AND PURCHASES

          SECTION 1101.  Right To Redeem; Notices To Trustee.

                     The Company, at its option, may redeem the Securities in accordance with paragraph 5 of the Securities and the provisions of this Indenture. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

          SECTION 1102.  Selection of Securities to be Redeemed.

                     If less than all the Securities held in definitive form are to be redeemed pursuant to Section 1101, the Trustee shall select the definitive Securities to be redeemed pro rata or by lot or by another method the Trustee considers fair and appropriate (as long as such method is not prohibited by the rules of any quotation system or securities exchange on which the Securities are then quoted or listed). The Trustee shall make the selection at least 35 days, but not more than 60 days, before the Redemption Date for outstanding definitive Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to definitive Securities called for redemption also apply to portions of definitive Securities called for redemption. The Trustee shall notify the Company promptly of the definitive Securities or portions of definitive Securities to be redeemed.

                    Any interest in a Security held in global form by and registered in the name of the Depositary or its nominee to be redeemed in whole or in part will be redeemed in accordance with the procedures of the Depositary.

                    If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be (to the fullest extent

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          possible) the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

          SECTION 1103.  Notice of Redemption.

                    At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                    The notice shall identify the Securities to be redeemed and shall state:

                    (1)  the Redemption Date;

                    (2)  the Redemption Price;

                    (3)  the Conversion Rate;

                    (4) the name and address of the Paying Agent and Conversion Agent;

                    (5) that Securities called for redemption may be converted at any time before the close of business on the third Business Day prior to the Redemption Date;

                    (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

                    (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                    (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts of the particular Securities to be redeemed;

                    (9) that Original Issue Discount on Securities called for redemption will cease to accrue on and after the Redemption Date; and

                    (10) the CUSIP number or numbers for the Securities.

                    The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether

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          or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

                    At the Company's written request delivered to the Trustee at least 45 days before the Redemption Date (unless a shorter period is satisfactory to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

          SECTION 1104.  Effect of Notice of Redemption.

                    Once notice of redemption is given pursuant to Section 1103, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture.

                    Upon the later of the Redemption Date or the date such Securities are surrendered to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

          SECTION 1105.  Deposit of Redemption Price.

                    Prior to 10:00 a.m. (local time at the place of payment) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted into Common Stock, and on or after the Redemption Date (unless the Company shall default in the payment of the Securities at the Redemption Price), Original Issue Discount on the Securities or portion of Securities called for redemption shall cease to accrue and such Securities shall cease after the close of business on the third Business Day immediately preceding the Redemption Date (except in the circumstances provided in Section 1107, immediately preceding the close of business on the Redemption Date) to be convertible into Common Stock and on and after the Redemption Date, such Securities shall cease to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such

          Securities except the right to receive the Redemption Price thereof and unpaid interest up to and including the Redemption Date. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon, not required for that purpose because of conversion of Securities. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

          SECTION 1106.  Securities Redeemed in Part.

                    Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

          SECTION 1107.  Conversion Arrangement on Call for Redemption.

                    In connection with any redemption of Securities, the Company may arrange for the purchase and conversion into Common Stock of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Paying Agent in trust for the Holders, prior to 10:00 a.m. (local time at the place of payment) on the Redemption Date, an amount that, together with any amounts deposited with the Paying Agent by the Company for the redemption of the Securities, is not less than the Redemption Price up to and including the Redemption Date of such Securities. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Fourteen) surrendered by such purchasers for conversion, all immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

          SECTION 1108.  Purchase of Securities at Option of the Holder.

                    (a) General. Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of May 17, 2004, May 17, 2009 and May 17, 2014 (each, a "Purchase Date"), at the purchase price specified therein (each, a "Purchase Price") at the option of the Holder thereof, upon:

                    (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date, stating:

                    (A) if certificated Securities have been issued, the certificate number of the Security which the Holder will deliver to be purchased (or, if the Security is not certificated, such other identification necessary to comply with appropriate procedures of the Depositary);

                    (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 in Principal Amount or a multiple thereof;

                    (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and the provisions of this Indenture; and

                   (D) if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to or on the Purchase Date, as set forth in Section 1108(d), whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                    (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 1108 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

                    If a Holder, in such Holder's Purchase Notice (and in any written notice of withdrawal of a portion of such Holder's Securities previously submitted for purchase pursuant to a Purchase Notice, the portion that remains subject to the Purchase Notice), fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 1108(a)(1), such Holder shall be deemed to have elected to receive Cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

                    The Company shall purchase from the Holder thereof, pursuant to this Section 1108, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                    Any purchase by the Company contemplated pursuant to the provisions of this Section 1108 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

                    Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 1108(a) shall have the right at any time prior to the close of business on the Purchase Date to withdraw such Purchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1110.

                    The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                    (b) Company's Right to Elect Manner of Payment of Purchase Price. The Company may elect with respect to any Purchase Date to pay the Purchase Price in respect of the Securities to be purchased pursuant to Section 1108(a) as of such Purchase Date, in U.S. legal tender ("Cash") or Common Stock, or in any combination of Cash and Common Stock, subject to the conditions set forth in Sections 1108(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 1108(e), whether the Company will purchase the Securities for Cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities which it will pay in Cash and in Common Stock; provided that the Company will pay Cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 1108 shall receive the same percentage of Cash and Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 1108(d) with regard to the payment of Cash in lieu of fractional interests in Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for Cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 1108(b) or Section 1108(d).

                    At least two Business Days before the Company Notice Date (as defined in Section 1108(c)), the Company shall deliver an officers' Certificate to the Trustee specifying:

                    (i) the manner of payment selected by the Company,

                    (ii) the information required by Section 1108(e),

                    (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 1108(d) have been or will be complied with, and

                    (iv) whether the Company desires the Trustee to give the Company Notice required by Section 1108(e).

                    (c) Purchase with Cash. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 1108(a) has been given, or a specified percentage thereof, may be paid by the Company with Cash equal to the aggregate Purchase Price, or such specified percentage thereof, as the case may be, of such Securities. If the Company elects to purchase Securities with Cash, a Company Notice as provided in Section 1108(e) shall be sent to Holders (and to Beneficial Owners as required by applicable law) not less than 20 Business Days prior to the Purchase Date (the "Company Notice Date").

                    (d) Payment by Issuance of Common Stock. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 1108(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in Cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                    The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                    If the Company elects to purchase the Securities by the issuance of shares of Common Stock, a Company Notice as provided in
          Section 1108(e) shall be sent to the Holders (and to Beneficial Owners as required by applicable law) not later than the Company Notice Date.

                    The Company's right to exercise its election to purchase the Securities pursuant to Section 1108 through the issuance of shares of Common Stock shall be conditioned upon:

                    (i) the Company having given timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                    (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price under the Securities Act or the Exchange Act, if required; unless the shares of Common Stock so issued can be freely resold by the Holder (unless such Holder is the Company or an Affiliate of the Company) receiving such shares without registration under the Securities Act;

                    (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                    (iv) the receipt by the Trustee of an officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Purchase Price in respect of Securities, will be validly issued, fully paid and nonassessable, and, in the case of such officers' Certificate, stating that conditions
          (i), (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

                    Such officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the Purchase Date. If such conditions are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date and the Company elected to purchase the Securities to be purchased as of such Purchase Date pursuant to this Section 1108 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in respect of such Securities of such Holder or Holders in Cash.

                    The "Market Price" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a Trading Day or, if it is not a Trading Day, the five Trading Days ending on the last Trading Day prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in
          Section 1407, 1408 or 1409; subject, however, to the conditions set forth in Sections 1410 and 1411.

                    The "Sale Price" of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported the average of the bid and ask prices or, if more than one, in either case, the average of the average bid and average ask prices) on such date as reported on the New York Stock Exchange or, if the Common Stock is not quoted on the New York Stock Exchange, on The NASDAQ National Market, or if the Common Stock is not listed on The NASDAQ National Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

                    (e) Notice of Election. Company's notices of election to purchase with Cash or Common Stock, or any combination thereof, shall be sent to the Holders (and to Beneficial Owners as required by applicable law) in the manner provided in Section 107 at the time specified in Section 1108(c) or (d), as applicable (each, a "Company Notice"). Such Company Notices shall state the manner of payment elected and shall contain the following information:

                    In the event the Company has elected to pay a Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                    (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any Cash amount to be paid in lieu of fractional shares); and

                    (2) set forth the method by which the Company is required to calculate the Market Price and state that because the

          Market Price of Common Stock will be determined prior to the Purchase Date, the Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                    In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

                    (i)    the Purchase Price and Conversion Rate;

                    (ii) the name and address of the Paying Agent and the Conversion Agent;

                    (iii) that Securities as to which a Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                    (iv) that Securities must be surrendered to the Paying Agent to collect payment;

                    (v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

                    (vi)   the procedures the Holder must follow under this
          Section 1108;

                    (vii)  briefly, the conversion rights of the Securities; and

                    (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 1108(a)(1)(D) or Section 1110).

                    At the Company's request, the Trustee shall give the Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

                    (f) Covenants of the Company. All shares of Common Stock delivered upon conversion or purchase of the Securities shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                    The Company shall use its best efforts to list or cause to have quoted all such shares of Common Stock on each United States national or regional securities exchange on which the Common Stock is then quoted or is then listed or if the Common Stock is not then listed on a national or regional securities exchange, on the principal market on which the Common Stock is then traded. Upon determination of the actual number of shares of Common Stock to be delivered pursuant to this Section 1108, the Company shall notify the securities exchange or quotation systems on which the Common Stock is then listed or quoted and disseminate the number of shares of Common Stock to be issued on the Company's website or through an alternative public medium.

                    (g) Procedure upon Purchase. On the Business Day following the Purchase Date, the Company shall deposit with the Paying Agent (A) Cash (in respect of a Cash purchase under Section 1108(c) or for fractional interests, as applicable), or (B) shares of Common Stock, or a combination of (A) and (B), as applicable, sufficient to pay the aggregate Purchase Price in respect of the Securities to be purchased pursuant to this Section 1108. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price and Cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Purchase Date. Subject to Section 1108(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

                    (h) Taxes. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

          SECTION 1109. Repurchase at Option of the Holder Upon a Fundamental Change.

                    (a) A fundamental change (hereinafter a "Fundamental Change") shall be deemed to have occurred if any of the following occurs after May 16, 2001:

                         (1) any Fundamental Change Person or Group is or becomes the Beneficial Owner of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

                         (2) the Company consolidates with, or merges with or into, another Fundamental Change Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Fundamental Change Person consolidates with, or merges with or into, the Company; or

                         (3) there shall occur the liquidation or dissolution of the Company.

                         Notwithstanding the foregoing, a "Fundamental Change"
               will not be deemed to have occurred for purposes of clauses (1) or (2) of the immediately preceding paragraph if:

                        (1) Persons that Beneficially Owned shares of Voting Stock of the Company immediately prior to such transaction Beneficially Own shares with at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

                        (2)  at least 50% of the value of the total
               consideration (as determined by the Company, which determination shall be conclusive and binding) to be paid or exchanged in connection with the proposed transaction consists of common stock of the surviving or transferee Person which is listed (or, upon consummation of or immediately following such transaction or event, which will be listed) on a United States national securities exchange or approved for quotation on The NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices.

                        For purposes of this Section 1109, (i) the term
               "Fundamental Change Person" and "Group" have the meanings given the term "person" and "group" under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "Group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "Beneficial Owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on May 16, 2001, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the Fundamental Change Person or Group with respect to which the Fundamental Change determination is being made, all Unissued Shares deemed to be held by all other Fundamental Change Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "Beneficial Owner".

                    (b) If a Fundamental Change shall occur at any time prior to May 16, 2021, each Holder of Securities shall have the right, at such Holder's option, to require the Company to repurchase any or all of such Holder's Securities for Cash on the date that is 30 days after the date of the Company's notice of such Fundamental Change (the "Fundamental Change Purchase Date") (or if such date is not a Business Day, the next succeeding Business Day). The Securities will be redeemable in integral multiples of $1,000 of Principal Amount. The Company shall purchase such Securities at a price (the "Fundamental Change Purchase Price") equal to the Issue Price plus accrued Original Issue Discount up to and including the Fundamental Change Purchase Date (or, if the Securities are converted to interest-bearing debentures following a Tax Event pursuant to Section 1406 and paragraph 6(b) of the Securities, a price equal to the Restated Principal Amount plus accrued and unpaid interest from the date the Company exercised its right to convert the Securities or the date to which interest has been paid, whichever is later, up to and including the Fundamental Change Purchase Date). Payment for Securities surrendered for purchase (and not withdrawn) prior to the expiration of the 30-day period referenced in the first sentence of this subsection (a) shall be made promptly following the Fundamental Change Purchase Date. No Securities may be redeemed at the option of the Holders as a result of a Fundamental Change if there has occurred and is continuing an Event of Default

          (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Securities).

                    (c) The Company, or at its request (which must be received by the Trustee at least three Business Days prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to the Trustee and all Holders of record of the Securities a notice (a "Fundamental Change Purchase Notice") of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the tenth day after the occurrence of such Fundamental Change.

                    (d) For a Security to be so redeemed at the option of the Holder, the Paying Agent must receive such Security, duly endorsed for transfer, with the form entitled "Option to Elect Repurchase Upon a Fundamental Change" on the reverse thereof duly completed, on or before the 30th day after the date of the Fundamental Change Purchase Notice (or if such 30th day is not a Business Day, the next succeeding Business Day).

          SECTION 1110. Effect of Purchase Notice or Fundamental Change Purchase Notice.

                    Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 1108(a) or
          Section 1109(b), as applicable, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 1108(a) or Section 1109(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 1108(a) or Section 1109(c), as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice (or Fundamental Change Purchase Notice, as the case may be), unless such Purchase Notice (or Fundamental

          Change Purchase Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

                    A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Purchase Date or the day prior to the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

                    (1) if certificated Securities have been issued, the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

                    (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

                    (3) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase or redemption by the Company.

                    A written notice of withdrawal of a Purchase Notice may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 1108(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 1108(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                    There shall be no purchase of any Securities pursuant to
          Section 1108 (other than through the issuance of Common Stock in payment of the Purchase Price, including Cash in lieu of any fractional shares) or redemption pursuant to Section 1109 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Fundamental Change Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Securities).

          SECTION 1111. Deposit of Purchase Price or Fundamental Change Purchase Price.

                    On or before the Business Day following a Purchase Date or a Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section
          1003) an amount of money and/or securities, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of such Purchase Date or Fundamental Change Purchase Date, as the case may be.

          SECTION 1112.  Securities Purchased in Part.

                    Any Security that is to be purchased or redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased or redeemed.

          SECTION 1113. Covenant To Comply With Securities Laws Upon Purchase of Securities.

                    In connection with any purchase or redemption of Securities under Section 1108 or 1109 hereof, the Company shall (i) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, if applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 1108 and 1109 to be exercised in the time and in the manner specified in Section 1108 and 1109.

          SECTION 1114.  Repayment to the Company.

                    The Trustee and the Paying Agent shall return to the Company any Cash or shares of Common Stock (in the case of the Purchase Price) that remains unclaimed as provided in paragraph 14 of the Securities, together with interest or dividends, if any, thereon, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of Cash or shares of Common Stock deposited by the Company pursuant to Section 1111 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

          SECTION 1115.  Modification to Fundamental Change Definitions.

                    In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 1415 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including Cash), which includes shares of common stock of another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares of common stock constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including Cash) into which the Common Stock of the Company is or is to be changed or exchanged for (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Securities to cause the Company to repurchase the Securities in the event of a Fundamental Change, including, without limitation, the applicable provisions of this Article Eleven and the definitions of Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other person if different from the Company and the common stock issued thereby (in lieu of the Company and the Common Stock of the Company).

SECTION 213.  Conversion.

          The following is hereby added to the Indenture immediately following Article Thirteen, as a new Article Fourteen, with respect to the Debentures only:

                                ARTICLE FOURTEEN


                                   CONVERSION

          SECTION 1401.  Conversion Privilege.

                    A Holder of a Security may convert such Security for Common Stock at any time during the period stated in paragraph 9 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth.

                    A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

          SECTION 1402.  Conversion Procedure.

                    To convert a Security, a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder of Securities satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and Cash in lieu of any fractional share determined pursuant to Section 1403. The Person in whose name the certificate is registered shall be treated as the stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

                    No payment on the Securities or adjustment of the Conversion Rate will be made for dividends on or other distributions with respect to any Common Stock except as provided in this Article Fourteen. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date of the Security to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof.

                    If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Securities converted.

                    Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

                    If the last day on which a Security may be converted is not a Business Day in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that it is a Business Day.

          SECTION 1403.  Fractional Shares.

                    The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver Cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the last reported sale price (determined as set forth in the definition of Market Price) on the last Trading Day prior to the Conversion Date of a full share by the fractional amount and rounding the product to the nearest whole cent.

          SECTION 1404.  Taxes on Conversion.

                    If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

          SECTION 1405.  Company to Provide Stock.

                    The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

                    All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                    The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                    The Company further covenants that if at any time the Common Stock shall be quoted on The NASDAQ National Market or any other automated quotation system or listed on the New York Stock Exchange or any other national or regional securities exchange, the Company will, if permitted by the rules of such automated quotation system or exchange, list and keep listed, so long as the Common Stock shall be so listed on such automated quotation system or exchange, all shares of Common Stock issuable upon conversion of the Securities; provided, however, that if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

          SECTION 1406. Conversion to Semiannual Coupon Debentures Upon A Tax Event.

                    (a) If at any time after the date (the "Tax Event Date") of the occurrence of a Tax Event the Company exercises its option (the date of such exercise, the "Option Exercise Date") to pay interest in lieu of Original Issue Discount, interest in lieu of future Original Issue Discount shall accrue at the rate of 1.25% per annum on the Principal Amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date (as calculated by the Company and set forth in an officer's Certificate delivered to the Trustee) and shall be payable semiannually on May 15 and November 15 of each year (each an "Interest Payment Date") to holders of record of the Securities at the close of business on the May 1 and November 1, respectively (each a "Regular Record Date"), immediately proceeding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Interest on any Security that is payable on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date.

                    (b) Within 15 days after the Option Exercise Date, the Company shall mail a written notice of the exercise of its option pursuant to Section 1406(a) by first class mail to the Trustee and the Holders of the Securities. From and after the Option Exercise Date,
          (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount of a Security, the Restated Principal Amount thereof and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Security. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Securities to semiannual coupon debentures.

                    (c) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a permanent Global Security, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global Security, held for its account by Cede & Co. or another nominee for the Depositary for the purpose of permitting such party to credit the interest received by it in respect of such permanent Security in global form to the accounts of the Beneficial Owners thereof.

                    (d) The provisions of Section 307 of the Indenture shall apply to the Debentures from and after the Option Exercise Date.

                    (e) In the event that the Company exercises its option pursuant to Section 1406(a) following a Tax Event, any Security or portion thereof surrendered for conversion after the first Interest Payment Date with respect to the Securities must be accompanied by a payment, in funds acceptable to the Company, equal to the sum of all cash interest paid on the Security or portion thereof being converted, plus (in the case of a Security or portion thereof being surrendered for conversion during the period from the close of business on the Regular Record Date to the opening of business on the immediately following Interest Payment Date unless such Security or portion thereof being converted shall have been called for redemption on a date in such period) the amount of interest otherwise payable on such Interest Payment Date on the amount of principal being converted.

                    Interest on any Security that is payable on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date.

          SECTION 1407.  Adjustment For Change In Capital Stock.

                    In case the Company shall (i) pay a dividend, or make a distribution, in shares of its Common Stock, on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion

          Rate in effect immediately prior thereto shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such Security been converted immediately prior to the occurrence of such event. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend as distribution had not been declared. An adjustment made pursuant to this Section 1407 shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

          SECTION 1408.  Adjustment For Rights Issue.

                    In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered to holders of Common Stock for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Market Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price of such Common Stock, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than Cash, to be determined by the Board of Directors.

          SECTION 1409.  Adjustment For Other Distributions.

                    (a) In case the Company shall distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any shares of any class of capital stock of the Company (other than Common Stock), of evidences of indebtedness of the Company or of assets (other than Cash) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 1408 hereof) (any of the foregoing hereinafter in this Section 1409(a) called the "Distributed Securities"), then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price per share of the Common Stock on the record date mentioned below, and the denominator shall be the Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Security immediately prior to such record date. In the event that such distribution is not so paid or made, the

          Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 1409(a) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Market Price of the Common Stock.

                    Notwithstanding the foregoing provisions of this Section 1409(a), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such record date, converted such Security for Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Security would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Security.

                    (b) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock Cash (excluding any quarterly Cash dividend on the Common Stock to the extent the aggregate Cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly Cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 1409(b) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the average of the last reported sales price of the Common Stock (determined as provided in the definition of Market Price) during the ten Trading Days immediately prior to the date of declaration of such dividend, then, in such case, unless the Company elects to reserve such Cash for distribution to the holders of the Securities upon the conversion of the Securities so that any such holder converting Securities will receive upon such conversion in addition to the shares of Common Stock to which such holder is entitled, the amount of Cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of Cash, converted its Securities for Common Stock, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the record date by a fraction of which the numerator shall be such Market Price of the Common Stock and the denominator shall be the Market Price of the Common Stock on the record date less the amount of Cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, such increase to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event that the portion of the Cash so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Cash such Holder would have received had such Holder converted each Security on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 1409(b) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly Cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 1409(b) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                    (c) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of such Board of Directors at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) as of the Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be effect if such tender or exchange offer had not been made.

                    (d) In case of a tender or exchange offer by a Person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors at the last time (the "Tender Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) at the Tender Expiration Time that exceeds the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, and in which, as of the Tender Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to holders of Common Stock based on the acceptance (up to an maximum specified in the terms of the tender or exchanged offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Tender Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Tender Purchased Shares) on the Tender Expiration Time and the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the number of shares of Common Stock outstanding (including the Tender Purchased Shares) as of the Tender Expiration Time multiplied by the Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made or if the rescinded purchases (if less than all) had not been made. Notwithstanding the foregoing, the adjustment described in this Section 1409(d) shall not be made if, as of the Tender Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Eight.

          SECTION 1410.  When Adjustment May Be Deferred.

                    No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are made shall be carried forward and taken into account any subsequent adjustment.

                    All calculations under this Article Fourteen shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

          SECTION 1411.  When No Adjustment Required.

                    No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

                    No adjustment need be made for a change in the par value of the Common Stock. To the extent the Securities become convertible into Cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the Cash.

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

          SECTION 1412.  Notice of Adjustment.

                    Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

          SECTION 1413.  Voluntary Increase.

                    The Company may make such increases in the Conversion Rate, in addition to those required by Sections 1407, 1408 and 1409, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. The Company shall mail such notice at least seven days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

          SECTION 1414.  Notice of Certain Transactions.

                    If:

                    (1) the Company makes any distribution or dividend that would require an adjustment in the Conversion Rate pursuant to Section 1407, 1408 or 1409; or

                    (2) the Company takes any action that would require a supplemental indenture pursuant to Section 1415; or

                    (3) there is a liquidation, dissolution or winding-up of the Company;

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

                    then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

          SECTION 1415.  Effect of Reclassification, Consolidation, Merger or
          Sale.

                    If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including Cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

                    The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Securities, at such Holder's address appearing on the Security Register provided for in Section 305 of this Indenture.

                    The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, and sales.

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

                    If this Section applies, neither Section 1407, 1408 nor 1409 applies.

          SECTION 1416.  Company Determination Final.

                    Any determination that the Company or the Board of Directors must make pursuant to Section 1403, 1407, 1408, 1409, 1410, 1411, 1415 or 1418 is conclusive.

          SECTION 1417.  Trustee's Adjustment Disclaimer.

                    The Trustee has no duty to determine when an adjustment under this Article Fourteen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 1415 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article Fourteen, and shall not be deemed to have knowledge of any adjustment unless and until it shall have received a notice of adjustment pursuant to Section 1412. Each Conversion Agent shall have the same protection under this
          Section 1417 as the Trustee.

          SECTION 1418.  Simultaneous Adjustments.

                    In the event that this Article Fourteen requires adjustments to the Conversion Rate under more than one of Sections 1407, 1408, 1409(a) or 1409(b), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of
          Section 1409(a), second, the provisions of Section 1409(b), third the provisions of Section 1407 and, fourth, the provisions of Section 1408.

          SECTION 1419.  Successive Adjustments.

                    After an adjustment to the Conversion Rate under this Article Fourteen, any subsequent event requiring an adjustment under this Article Fourteen shall cause an adjustment to the Conversion Rate as so adjusted.

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

          SECTION 1420. Rights Issued in Respect of Common Stock Issued Upon Conversion.

                    Notwithstanding any other provision hereof, in the event that the Company implements a stockholders' rights plan, such rights plan shall provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, such rights whether or not such rights have separated from the Common Stock at the time of such conversion. In the event that provision is made that a Holder of Securities will receive such rights upon conversion, whether or not the rights have separated from the Common Stock at the time of such conversion, no adjustment shall be made to the Conversion Rate pursuant to this Article Fourteen as a result of such rights distribution.

                    Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

                    (i) are deemed to be transferred with such shares of Common Stock,

                    (ii)   are not exercisable, and

                    (iii) are also issued in respect of future issuances of Common Stock,

          shall not be deemed distributed for purposes of Section 1409(a) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 1409(a), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise

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

          by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.

          SECTION 1421.  General Considerations.

                    Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article Fourteen, such adjustments shall be made to the Market Price or the Conversion Rate adjustment provisions of Sections 1407, 1408, 1409 and 1418 as may be necessary or appropriate to effectuate the intent of this Article Fourteen and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

SECTION 214.  Amendment to Events of Default.

          Clause (2) of Section 501 of the Indenture is amended to read in its entirety as follows, with respect to the Debentures only:

                    (2) default in the payment of the Principal Amount (or, if the Debentures have been converted to interest-bearing Debentures pursuant to Section 1406, the Restated Principal Amount), the Redemption Price, the Purchase Price or the Fundamental Change Purchase Price when the same becomes due and payable at its Stated Maturity upon redemption, upon declaration of acceleration, when due for repurchase by the Company or otherwise;

                                 ARTICLE THREE


                            MISCELLANEOUS PROVISIONS

SECTION 301.  Ratification of Indenture.

          As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 302.  Conflict With Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provisions shall control.

SECTION 303.  Integral Part.

          This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 304.  General Definitions.

          For all purposes of this Supplemental Indenture:

          (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

          (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture.

SECTION 305.  Effect of Headings.

          The article and section headings herein are included for convenience only and shall not affect the construction hereof.

SECTION 306.  Counterparts.

          This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 307.  Severability.

          In case any provision of this Supplemental Indenture or in the Debentures shall be found invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 308.  Benefits of Supplemental Indenture.

          Nothing in this Supplemental Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 309.  Acceptance of Trusts.

          Bank One Trust Company, National Association, hereby accepts the trusts in this Supplemental Indenture declared and provided, upon the terms and conditions herein and in the Indenture set forth.

SECTION 310.  Governing Law.

          This Supplemental Indenture and each Debenture issued hereunder shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.


                                 COOPER CAMERON CORPORATION



                                 By:    /s/ MICHAEL C. JENNINGS
                                        ----------------------------------------
                                 Name:  Michael C. Jennings
                                 Title: Vice President and Treasurer


                                 BANK ONE TRUST COMPANY,
                                 NATIONAL ASSOCIATION



                                 By: /s/ JOSEPH MORAND
                                     -------------------------------------------
                                     Joseph Morand
                                     Vice President

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